Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5423                                                                      TEL. 978/289-1500                                                        www.drc.com

DYNAMICS RESEARCH CORPORATION
REPORTS FIRST QUARTER 2009 RESULTS

--- Continued Strong Business Outlook for 2009 ---

Andover, Mass. - April 29, 2009 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the first quarter ended March 31, 2009.

Financial Results

The Company reported revenue of $68.5 million for the first quarter of 2009 as compared with $56.5 million for the same period in 2008.  Reported revenue rose 21 percent on a year-over-year basis, including organic revenue growth of 5 percent.  Net income for the first quarter of 2009 was $1.8 million, or $0.18 per diluted share, up from $1.4 million, or $0.15 per diluted share, for the first quarter of 2008, excluding a litigation provision in the first quarter of 2008 of $6.7 million, net of taxes.  Reported results for the first quarter of 2008, including the litigation provision, reflected a net loss of $5.3 million, or $0.56 per share.

Business Highlights

“We are very pleased to be reporting our eleventh consecutive quarter of improving operating results, which exceeded our guidance expectations in terms of both revenue growth and earnings improvement,” said Jim Regan, DRC’s chairman and chief executive officer.  “Organic revenue rose five percent, operating profit was up 33 percent over the first quarter of 2008, excluding the litigation provision in the 2008 results, EBITDA of $5.4 million was up 40% on a year-over-year basis, and cash generated by operating activities of $3.4 million was strong.

“While federal services procurement activity was modest in the quarter we anticipate that proposal activity will pick up as the year progresses and believe we are well positioned for success in these competitions.  We remain focused on a selected number of targeted growth markets – Homeland Security, the Federal Financial Civilian Agencies, Health Care, Human Capital Management and Training, Business Transformation, and Cyber-Security – where we are seeing strong demand for our services and solutions.  By focusing on providing differentiated, high-value solutions and services to clients in our target markets we are confident in our ability to expand in these markets and successfully respond to Federal priorities,” added Regan.

Company Guidance

The Company’s estimate for revenue for 2009 is in the range of $280 to $290 million, unchanged from previous estimates.  Regarding earnings for 2009 the Company anticipates results to be in the range of $0.90 to $1.00 per diluted share, also unchanged from previous estimates.  For the second quarter of 2009 the Company anticipates revenue in the range of $69 to $71 million and earnings per diluted share of $0.19 to $0.21.

Conference Call

The Company will conduct a first quarter 2009 conference call tomorrow, April 30, 2009 at 10:00 a.m. ET.  The call will be available via telephone at (800)357-9448, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888)203-1112, passcode #9435179, beginning at 2:01 p.m. ET April 30, 2009 through 11:59 p.m. ET May 14, 2009.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

The non-GAAP measures used by the Company exclude the provision for litigation charges and related effect for income taxes.  The required reconciliations and other disclosures for the non-GAAP measures used by the Company are set forth later in this press release and/or the Current Report on Form 8-K to be filed with the SEC on April 29, 2009.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2009	2008
Contract revenue	$67,203	$54,773
Product sales	1,336	1,705
Total revenue	68,539	56,478

Cost of contract revenue	55,943	46,212
Cost of product sales	1,518	1,605
Total cost of revenue	57,461	47,817

Gross profit on contract revenue	11,260	8,561
Gross profit (loss) on product sales	(182)	100
Total gross profit	11,078	8,661

Selling, general and administrative expenses	6,457	5,401
Provision for litigation	-	8,819
Amortization of intangible assets	973	509
Operating income (loss)	3,648	(6,068)
Interest expense, net	(619)	(139)
Other income (expense)	39	(71)
Income (loss) before provision for income taxes	3,068	(6,278)
Provision (benefit) for income taxes	1,297	(1,022)
Net income (loss)	$1,771	$(5,256)

Earnings (loss) per common share
Basic	$0.18	$(0.56)
Diluted	$0.18	$(0.56)

Weighted average shares outstanding
Basic	9,604,895	9,436,054
Diluted	9,711,084	9,436,054

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$4,383	$7,111
Contract receivables, net	71,761	71,438
Prepaid expenses and other current assets	3,401	2,491
Total current assets	79,545	81,040
Noncurrent assets
Property and equipment, net	8,821	9,349
Goodwill	97,641	97,641
Intangible assets, net	6,406	7,379
Deferred tax asset	10,369	10,396
Other noncurrent assets	3,042	3,125
Total noncurrent assets	126,279	127,890
Total assets	$205,824	$208,930

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	17,720	18,095
Accrued compensation and employee benefits	13,419	13,644
Deferred taxes	3,492	2,670
Other accrued expenses	20,898	24,760
Total current liabilities	63,529	67,169
Long-term liabilities
Long-term debt	28,296	30,000
Other long-term liabilities	30,523	30,286
Total stockholders' equity	83,476	81,475
Total liabilities and stockholders' equity	$205,824	$208,930

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2009	2008
National defense and intelligence agencies	$36,107	$40,946
Federal civilian agencies	12,194	6,634
Homeland security	12,804	1,326
State and local government agencies	5,817	5,244
Other	281	623
	$67,203	$54,773

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2009	2008
Time and materials	46%	55%
Cost reimbursable	17	19
Fixed price, including service-type contracts	37	26
	100%	100%

Prime contract	72%	54%
Sub-contract	28	46
	100%	100%

	Three Months Ended
	March 31,
	2009	2008
Net cash provided by operating activities	$3,366	$1,832
Capital expenditures	$266	$402
Depreciation	$784	$700
Bookings	$57,392	$63,050

	March 31,	December 31,
	2009	2008
Funded backlog	$142,148	$149,201
Employees	1,481	1,503

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

Three Months Ended
March 31, 2008
Contract revenue	$54,773
Product sales	1,705
Total revenue	56,478

Cost of contract revenue	46,212
Cost of product sales	1,605
Total cost of revenue	47,817

Gross profit on contract revenue	8,561
Gross profit (loss) on product sales	100
Total gross profit	8,661

Selling, general and administrative expenses	5,401
Amortization of intangible assets	509
Non-GAAP operating income	2,751
Interest expense, net	(139)
Other expense, net	(71)
Non-GAAP income before provision for income taxes	2,541
Non-GAAP provision for income taxes	1,102
Non-GAAP net income	$1,439

Earnings per common share
Basic	$0.15
Diluted	$0.15

Weighted average shares outstanding
Basic	9,436,054
Diluted	9,728,042

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

Three Months Ended
March 31, 2008
GAAP operating loss	$(6,068)
Provision for litigation	8,819
Non-GAAP operating income	$2,751

GAAP loss before provision for income taxes	$(6,278)
Provision for litigation	8,819
Non-GAAP income before provision for income taxes	$2,541

GAAP benefit for income taxes	$(1,022)
Tax benefit for provision for litigation	2,124
Non-GAAP provision for income taxes	$1,102

GAAP net loss	$(5,256)
Provision for litigation, net of tax benefit	6,695
Non-GAAP net income	$1,439

Earnings (loss) per common share
GAAP Basic	$(0.56)
Per share effect of provision for litigation	0.71
Non-GAAP Basic	$0.15

GAAP Diluted	$(0.56)
Per share effect of provision for litigation	0.70
Non-GAAP Diluted	$0.15

GAAP Weighted average shares outstanding
Basic and diluted	9,436,054

Weighted average shares outstanding
Basic and GAAP diluted	9,436,054
Non-GAAP Diluted	9,728,042

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Marisa Hagerman
703.584.5637
marisah@aboutsage.com